First China Pharma Provides 2012 Financial Results and Advises of Delay in Filing Annual Report

KUNMING, CHINA—(Marketwire -04/16/12)- First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB) (“First China” or the “Company”), a rapidly growing and technologically advanced healthcare products distributor based in Yunnan, China, confirms the following unaudited and unadjusted financial results for the 12-month period ended December 31, 2011. Gross sales were $US 54.8 million, with the cost of goods sold being US $50.6 million for a gross margin of 7.8% over the 12-month period ending December 31, 2011. Cash and cash equivalents was $3.6 million as of December 31, 2011.

The Company’s gross sales and cost of goods sold include full 12-month results from the Company’s wholly-owned operating subsidiary, Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), for the 12-month period ended December 31, 2011. The Company undertook several significant changes over the past few months which included terminating a tax oriented re-organization based in Hong Kong in December 2011 and a change of auditors in January 2012. These adjustments have been complex and required detailed accounting work. The transition has gone slower than anticipated and as a result the Company will be unable to file its Transition Report on Form 10-K for the nine-month period ended December 31, 2011 (the “Form 10-K”) within the extended filing deadline provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

The Company is currently working to finalize its Form 10-K and expects to file it before April 20, 2012. However, no assurance can be given as to the exact date that the Form 10-K will be completed and filed.

Company Chairman and CEO Mr. Zhen Jiang Wang states, “We are disappointed by the amount of time required to undertake the re-organization and transition between auditors but we are doing everything possible to ensure that these matters are completed within proper accounting standards and that the transition is completed as quickly as possible. Unfortunately, the Company’s prior auditors were unable to timely provide EFP Rotenberg access to their work books and other information that would have made the transition between auditors smooth and is a key reason for the delay.”

The Company believes that the business outlook for 2012 continues to look strong. We believe that the Chinese pharmaceutical distribution market continues to evolve similar to the United States and will eventually be dominated by a handful of large companies with significant sales and reduced profit margins.

In a strategic planning session held during the fourth quarter, the Company decided that the two internet licenses that it holds provide a significant strategic advantage over its competitors and will utilize these licenses to their fullest. The Company believes that this combination of licenses allows rapid growth to be achieved in the most cost effective manner and without significant share dilution by organic, internal growth rather than through acquisition. The Company will therefore focus its short term efforts to gain an even greater presence within Yunnan province and continue its expansion into the 18 other provinces where the Company currently has customers. Acquisitions will only be considered when they provide significant sales and logistics benefits. As such, the Company has terminated acquisition talks with Shenzhen Ming He Tang Pharmaceutical Co., Ltd.

Further details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

About First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB - News)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 7,100 drugs to more than 4,700 pharmacies, hospitals and clinics in China’s Yunnan Province. For more information visit: www.firstchinapharma.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the timetable for filing the Form 10-K, business outlook for 2012, evolution of China’s pharmaceutical industry, Company growth and acquisition plans, and use of internet licenses. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
First China Pharmaceutical Group, Inc.

Zhen Jiang Wang
Chairman and CEO

Contact:

Evergreen Investor Relations, Inc.

Phone: 1-888-518-3274

Email: info@firstchinapharma.com

Web: www.firstchinapharma.com